UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 12, 2014)

INTERLINE BRANDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, John K. Bakewell delivered notice to the Board of Directors (the “Board”) of Interline Brands, Inc., a Delaware corporation (the “Company”), of his intent to resign from his position as Chief Financial Officer of the Company in order to accept a position with another company. The effective date of Mr. Bakewell’s termination of employment with the Company is May 16, 2014.

Effective May 19, 2014, Federico Pensotti, age 47, will be named Chief Financial Officer of the Company.

Mr. Pensotti joins the Company with 23 years of experience, holding a number of senior finance positions at Sabre Corporation, American Airlines and Eagle Management and Trust. Most recently, Mr. Pensotti served as Senior Vice President, Finance and Corporate Controller at Sabre, a leading technology provider to the global travel and tourism industry. Prior to this position, Mr. Pensotti served as Sabre’s Vice President and Treasurer and then as Vice President and Chief Financial Officer over Sabre’s Travel Network and Airline Solutions business segments, with revenue of approximately $2.5 billion. Prior to joining Sabre, Mr. Pensotti held various positions of increasing responsibility at American Airlines in the areas of Airline Profitability Analysis, Financial/Capital Planning, and Corporate Finance/Treasury. Mr. Pensotti started his career as a securities and investment portfolio analyst at Eagle Management and Trust Company in Houston, Texas. Mr. Pensotti received a Masters of Business Administration from the Johnson Graduate School of Management at Cornell University and a Bachelor of Business Administration from The University of Texas at Austin. Mr. Pensotti is a Texas-licensed Certified Public Accountant (CPA).

We have entered into an employment agreement with Mr. Pensotti which will be effective as of May 19, 2014, with an initial term of one year, subject to automatic one-year extensions unless prior written notice of non-extension is provided by either party. Mr. Pensotti’s annual base salary will be $375,000, and he will be eligible to receive an annual bonus under our bonus plan. In addition, Mr. Pensotti will be entitled to receive a payment of $100,000 to be made within 30 days of the effective date of his employment agreement. Mr. Pensotti will be eligible to participate in the benefits plans and arrangements generally available to our senior executives and be entitled to a monthly automotive allowance. He will also be entitled to reimbursement of up to $100,000 of relocation costs incurred in connection with his relocation to the Jacksonville, Florida area.

Under the terms of Mr. Pensotti’s employment agreement, if his employment is terminated by us without cause (including a termination upon non-renewal of the agreement by us), or by him for good reason (each such term as defined in his employment agreement), he will be entitled to receive, subject to his timely delivery of a general waiver and release, (i) continuation of his base salary for a period of 12 months from the date of termination, (ii) continuation of his health and dental benefits on the same basis as those benefits are generally made available to other executives of the Company to the extent permitted under the applicable health or dental plan for a period of 12 months following his termination and (iii) a pro rata bonus for the calendar year in which termination occurs. He has also agreed to a perpetual confidentiality covenant, a noncompetition covenant that continues until two years after his employment ends, and a nonsolicitation and nonhire covenant that continues until three years after his employment ends. The foregoing description of Mr. Pensotti’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Pensotti will also receive, subject to approval by the Compensation Committee of the Board, an option to purchase 9,369.2572 shares of common stock of the Company, 50% of which will be performance-vesting non-qualified stock options (“Performance Options”) and 50% of which will be time-vesting nonqualified stock options (“Time Options”). The Performance Options will vest in equal increments of 20% upon the Company’s achievement of specified EBITDA targets for the Company’s 2014, 2015, 2016, 2017 and 2018 fiscal years (each, an “Annual Performance Period”). Vesting for any Annual Performance period, if any, will occur on the date on which the audited financial statements for the applicable Annual Performance period are presented to the Board, subject to Mr. Pensotti remaining employed through the end of the applicable Annual Performance Period. The Time Options will vest in equal increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant, subject to Mr. Pensotti’s continued employment through each respective vesting date.

Pursuant to the terms of Mr. Pensotti’s award agreements for his Performance Options and Time Options, in the event of a termination by the Company without “cause” or due to death or disability: (i)(a) the unvested portion of the Performance Options will terminate, provided that the unvested portion attributable to a completed Annual Performance Period with respect to which the performance determination date has not yet occurred will remain outstanding until the performance determination date and, if the applicable EBITDA targets are achieved, will be eligible to vest and will remain outstanding for 90 days (180 days in the case of death or disability) following the determination date, and (b) any portion of the Performance Option that was vested as of the date of termination will remain exercisable until the earlier of the expiration date of the option or the 90th day (180 days in the case of death or disability) following such termination; and (ii) the unvested portion of the Time Options will expire on the date of termination and the vested portion of the option would remain exercisable until the earlier of the expiration date or the 90th day (180 days in the case of death or disability) following the termination date. In the event of the termination of Mr. Pensotti’s employment by the Company for “cause,” any unexercised portion of Mr. Pensotti’s Time Options and Performance Options, whether or not vested, will terminate. Upon a change in control of the Company, (i) any outstanding Time Options will become fully vested upon the change in control, (ii) that occurs on or after October 1, 2014 but prior to the end of any of the Annual Performance Periods applicable to the Performance Options, a number of outstanding unvested Performance Options will vest equal to the total number of unvested Performance Options multiplied by a fraction, the numerator of which is the number of completed Annual Performance Periods in which the targets have been achieved and the denominator of which is the number of Annual Performance Periods that have elapsed since the date of grant and (iii) that occurs prior to October 1, 2014, all outstanding and then unvested Performance Options will become fully vested.

We have also entered into a change in control severance agreement (the “CIC Agreement”) with Mr. Pensotti, which provides that in the event that his employment is terminated by us without cause or by him for good reason (each as defined in the agreement) within two years following a change in control of the Company, or in certain circumstances prior to and in connection with a change in control, he will be entitled to receive, subject to his timely delivery of a general waiver and release, in a cash lump sum, an amount equal to 1.5 times the sum of his base salary and average annual bonus for the last three years, plus a pro rata target bonus for the calendar year in which termination occurs, and continuation of his medical benefits at our expense for a period of 18 months following his termination. Mr. Pensotti is also subject to restrictive covenants under the CIC Agreement that are the same as those under his employment agreement. Mr. Pensotti’s CIC Agreement is based on Interline’s form of change in control severance agreement which was previously filed as Exhibit 10.2 to the Form 8-K filed on June 13, 2011. Mr. Pensotti is also subject to a confidentiality agreement during and after his employment with us.

Mr. Pensotti has no other reportable relationships with the Company or its affiliates.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement, dated as of May 19, 2014, by and between Interline Brands, Inc. and Federico Pensotti.

99.1	Press release of Interline Brands, Inc., dated May 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel and Secretary

Date: May 16, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement, dated as of May 19, 2014, by and between Interline Brands, Inc. and Federico Pensotti.

99.1	Press release of Interline Brands, Inc., dated May 16, 2014.